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EXHIBIT 11


                            MERRIMAC INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)



                                                         Three Months Ended
                                                      ------------------------
                                                       April 3,      March 29,
                                                         2004           2003
                                                      ----------    ----------

Numerator:
Net income (loss) available to common stockholders..  $  230,931    $ (455,385)
                                                      ==========    ==========

Basic earnings (loss) per share
Weighted average number of shares outstanding for
basic net income (loss) per share
Common stock .......................................   3,120,891     3,120,591
                                                      ==========    ==========
Net income (loss) per common share - basic .........  $     0.07    $     (.15)
                                                      ==========    ==========

Diluted earnings (loss) per share
Weighted average number of shares outstanding for
diluted net income (loss) per share
Common stock .......................................   3,120,891     3,120,095
Effect of dilutive securities - stock options (1)         13,957           -
                                                      ----------    ----------
Weighted average number of shares outstanding for
diluted net income (loss) per share ................   3,134,848     3,120,095
                                                      ==========    ==========
Net income (loss) per common share - diluted .......  $      .07    $     (.15)
                                                      ==========    ==========


(1) Represents additional shares resulting from assumed conversion of stock options less shares purchased with the proceeds therefrom.

Stock options and warrants did not have an effect on the computation of the diluted loss per share in the first quarter ended March 29, 2003 since they were antidilutive.